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                                                                   EXHIBIT 23.10

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
JJ Video, Inc., Picture Show Video, Inc.,
Picture Show Video #4, Inc.,
Picture Show Video-Gardenside, Inc.
and Picture Show Video-Winchester, Inc.

     We consent to the inclusion of our report dated August 21, 1996, with respect to the balance sheets of JJ Video, Inc., Picture Show Video, Inc., Picture Show Video #4, Inc., Picture Show Video-Gardenside, Inc. and Picture Show Video-Winchester, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form S-1 of West Coast Entertainment Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

                                          SWITZER, McGAUGHEY & COMPANY P.S.C.

Lexington, Kentucky
October 28, 1996